UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) – June 20, 2006

The First of Long Island Corporation
(Exact Name of Registrant as Specified in Charter)

New York	0-12220	11-2672906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road, Glen Head, New York	11545

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code – (516) 671-4900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director

On June 20, 2006, John R. Miller III resigned from the Boards of Directors of The First of Long Island Corporation and The First National Bank of Long Island effective June 30, 2006. Effective July 1, 2006, the Boards of both entities appointed Mr. Miller as Director Emeritus. The press release announcing Mr. Miller’s resignation is furnished as Exhibit 99.1 to this Form 8-K filing.

Item 5.03. Amendments to Bylaws

On June 20, 2006, the Board of Directors of The First of Long Island Corporation amended Article II, Sections 6 and 7, Article III, Section 14, and Article VI, Section 2 of the Corporation’s bylaws, and added Article III, Section 18 to the bylaws. Article II, Section 6, entitled “Closing of Books” and Article II, Section 7, entitled “Notice of Meetings”, were amended to increase from fifty (50) to sixty (60) days the maximum period of time between a record date or date of notice and the date of any meeting of shareholders. Article III, Section 14, entitled “Chairman of the Board”, was amended to designate the Chairman as an ex officio member of all committees of the Board of Directors. Article VI, Section 2, entitled “Record Date”, was amended to indicate that the fixing of a record date for the payment of any dividend or allotment of other rights is subject to applicable law. Article III, Section 18, entitled “Director Emeritus Designation”, was added to enable the Board of Directors to confer a “Director Emeritus” designation upon departing directors. All amendments are effective immediately. The Corporation’s bylaws, as amended, are furnished as Exhibit 3(ii) to this Form 8-K filing.

Item 9.01. Financial Statements and Exhibits

Exhibit 3(ii)	Bylaws, as amended
Exhibit 99.1	Press Release announcing the resignation of John R. Miller III from the Boards of Directors of
The First of Long Island Corporation and The First National Bank of Long Island

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The First of Long Island Corporation

(Registrant)

Date: June 21, 2006	By: /s/ Michael N. Vittorio
Michael N. Vittorio
President & Chief Executive Officer